SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    October 25, 1999
                                                    ----------------

                               The CIT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 1-1861                   13-2994534
--------------------------------------------------------------------------------
           (State or other          (Commission              (IRS Employer
           jurisdiction of          File Number)             Identification No.)
           incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
--------------------------------------------------------------------------------


Registrant's telephone number, including area code   (212) 536-1390
                                                    ----------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.              Other Events.
                     ---------------

     See the attached press release, which is incorporated herein by reference, regarding the 1999 third quarter earnings, filed as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)  Exhibits.

                  99.1 Press Release, dated October 25, 1999, regarding the 1999 Third Quarter Earnings.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            THE CIT GROUP, INC.
                                            ------------------------------
                                            (Registrant)


                                            By: /s/ JOSEPH M. LEONE
                                            ------------------------------
                                            Joseph M. Leone
                                            Executive Vice President and
                                            Chief Financial Officer

Dated:  October 25, 1999

Exhibit 99.1
[The CIT Group, Inc. Logo]


                                                Contact:   Jeffrey Simon
                                                           Senior Vice President
                                                           Investor Relations
                                                           (973) 535-5911


FROM:              THE CIT GROUP, INC.
                   1211 AVENUE OF THE AMERICAS
                   NEW YORK, NY  10036

FOR IMMEDIATE RELEASE


THE CIT GROUP, INC. ANNOUNCES THREE RECORDS:
|X|   Third Quarter Net Income Of $96.9 Million.
|X|   Earnings Per Diluted Share Of $.60, Up 13.2%.
|X|   Managed Assets Of $28.6 Billion.

     NEW YORK, NEW YORK, OCTOBER 25, 1999 --- The CIT Group, Inc.  (NYSE:
CIT) today announced record third quarter net income of $96.9 million, up from $86.1 million for the same period of 1998. Nine month earnings totaled a record $285.1 million, up from $251.5 million in 1998.
     Earnings per diluted share for the third quarter of 1999 were $.60, up 13.2% from $.53 for the third quarter of last year. Nine month earnings per diluted share increased 14.3% to $1.76 from $1.54. The strong 1999 earnings were driven by double digit revenue growth, solid asset growth from the commercial finance and equipment segments, consistent credit quality, and continued improvements in operating efficiency.
     "CIT delivered another quarter of record earnings and excellent growth. We reaffirmed our commitment to the strategic acquisition of Newcourt Credit. We announced early in the fourth quarter our intention to purchase the domestic factoring operations of Heller Financial Inc., which will further enhance the scale of CIT's factoring business," said Albert R. Gamper, Jr., President and CEO of CIT. "Our plan to close the Newcourt transaction during the fourth quarter is on target. Newcourt met our earnings expectations for the third quarter. Federal Reserve and Canadian regulatory approvals have been received. Joint integration teams have been working diligently to prepare for the addition of Newcourt's Vendor and Technology Finance and Capital Finance businesses, and the combination of Newcourt and CIT staff departments once remaining approvals are obtained. The completion of the strategic initiatives made during 1999, coupled with CIT's existing franchise businesses, positions the company to create long term value for our stockholders," added Gamper.

Financial Highlights:

     Total managed assets increased to a record $28.6 billion at September 30, 1999, up 12.5% from $25.4 billion a year ago, and up 9.1% from $26.2 billion at December 31, 1998. Commercial financing and leasing assets grew to $20.9 billion, up approximately 16.7% from September 30, 1998 and 14.0% from year-end 1998. Growth was particularly strong within the equipment and commercial finance portfolios. Consumer managed assets were $7.6 billion, up approximately $0.2 billion or 2.2% from $7.4 billion a year ago and down 2.8% from December 31, 1998. Certain lower returning consumer receivables were sold during the quarter as a result of ongoing risk and return management strategies.

     Net finance income improved to $279.8 million in the third quarter compared with $246.8 million in the third quarter of 1998. Third quarter 1999 net finance income as a percentage of average earning assets was 4.70% compared to 4.78% in the third quarter of 1998.

     Fees and other income for the third quarter of 1999 increased to $81.9 million, up 18.7% from $69.0 million for the third quarter of 1998 due to continued strong growth in lending fees, strong commissions from the factoring business bolstered by an acquisition and gains on sales of equipment coming off lease and certain consumer finance receivables.

     Salaries and general operating expenses for the third quarter of 1999 totaled $115.1 million, up 9.3% from $105.3 million for the third quarter of 1998 as a result of the factoring acquisition and product expansion in the equipment financing and leasing businesses, offset by productivity gains in the consumer segment. Efficiency measures continued to improve with the efficiency ratio dropping to 39.0% for the third quarter of 1999. Operating expenses as a percentage of average managed assets improved to 1.72% for the third quarter of 1999 compared to 1.82% in the same quarter of 1998.

     The provision for credit losses was $32.2 million in the third quarter of 1999, an increase of $1.6 million compared to the third quarter of 1998. Third quarter 1999 net charge-offs were $25.3 million, 0.48% of average finance receivables, compared to $21.6 million, 0.46%, for the third quarter of 1998. At September 30, 1999, the reserve for credit losses increased to $283.8 million (1.33%), up from $263.7 million (1.33%) at year-end 1998, principally the result of portfolio growth.

     The CIT Group, Inc., is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network.

              (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Amounts in Millions, except Net Income per Share)

                                For the Quarter             For the Nine Months
                                Ended September 30,         Ended September 30,
                                -------------------         -------------------
                                1999         1998           1999           1998
                                ----         ----           ----           ----

Finance income                 $583.9      $510.6          $1,679.8    $1,481.4
Interest expense                304.1       263.8             858.2       766.2
                               ------      ------           -------     -------
 Net finance income             279.8       246.8             821.6       715.2

Fees and other income            81.9        69.0             221.4       196.1
                               ------      ------           -------     -------
  Operating revenue             361.7       315.8           1,043.0       911.3
                               ------      ------           -------     -------

Salaries and general
  operating expenses            115.1       105.3             337.1       311.0
Provision for credit losses      32.2        30.6              77.9        75.0
Depreciation on operating
  lease equipment                61.6        42.7             176.9       121.4
Minority interest in
  subsidiary trust holding
  solely debentures of the
  Company                         4.8         4.8              14.4        14.4
                               ------      ------           -------     -------
  Operating expenses            213.7       183.4             606.3       521.8
                               ------      ------           -------     -------

Income before provision for
  income taxes                  148.0       132.4             436.7       389.5
Provision for income taxes       51.1        46.3             151.6       138.0
                               ------      ------           -------     -------
Net income                    $  96.9      $ 86.1           $ 285.1     $ 251.5
                              =======      ======           =======     =======

Basic net income per share      $0.60       $0.53             $1.77       $1.55
   Weighted average shares
     outstanding          160,512,433 162,143,304       160,850,093 162,197,469
Diluted net income
   per share                    $0.60       $0.53             $1.76       $1.54
   Weighted average shares
     outstanding          161,464,425 163,304,325       161,997,841 163,488,689

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)
                                                 September 30,      December 31,
                                                     1999               1998
                                                 -------------      ------------
Assets
Financing and leasing assets
Loans
  Commercial                                       $13,151.5         $11,415.5
  Consumer                                           4,068.8           4,266.9
Lease receivables                                    4,112.6           4,173.6
                                                   ---------         ---------
  Finance receivables                               21,332.9          19,856.0
Reserve for credit losses                             (283.8)           (263.7)
                                                   ---------         ---------
  Net finance receivables                           21,049.1          19,592.3
Operating lease equipment, net                       3,677.2           2,774.1
Consumer finance receivables held for sale             737.8             987.4
Cash and cash equivalents                              143.0              73.6
Other assets                                         1,132.3             875.7
                                                   ---------         ---------
 Total assets                                      $26,739.4         $24,303.1
                                                   =========         =========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                   $ 5,472.6         $ 6,144.1
Variable rate senior notes                           5,758.1           4,275.0
Fixed rate senior notes                              8,611.8           8,032.3
Subordinated fixed rate notes                          200.0             200.0
                                                   ---------         ---------
  Total debt                                        20,042.5          18,651.4
Credit balances of factoring clients                 1,971.9           1,302.1
Accrued liabilities and payables                       738.4             694.3
Deferred federal income taxes                          822.0             703.7
                                                   ---------         ---------
  Total liabilities                                 23,574.8          21,351.5
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely debentures of the Company              250.0             250.0

Stockholders' equity
Class A Common Stock, par value $0.01 per share;
   Authorized: 700,000,000 shares
   Issued: 163,172,966 shares in 1999
           and 163,144,879 shares in 1998
   Outstanding: 161,147,581 shares in 1999
           and  162,176,949 shares in 1998               1.7               1.7
Paid-in capital                                        958.2             952.5
Retained earnings                                    2,009.3           1,772.8
Treasury stock at cost (2,025,385 shares
    in 1999 and 967,930 shares in 1998;
    Class A Common Stock)                              (54.6)            (25.4)
                                                   ---------         ---------
Total stockholders' equity                           2,914.6           2,701.6
                                                   ---------         ---------
Total liabilities and stockholders' equity         $26,739.4         $24,303.1
                                                  ==========         =========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                         For the Quarter     For the Nine Months
Selected Data and Ratios               Ended September 30,   Ended September 30,
                                       -------------------   -------------------
                                        1999        1998       1999      1998
                                        ----        ----       ----      ----
Profitability
Net income per diluted share           $ 0.60     $ 0.53     $ 1.76    $ 1.54
Return on average
  stockholders' equity                 13.5%      13.2%      13.6%     13.2%
Return on AEA                          1.63%      1.67%      1.64%     1.68%
Efficiency ratio                       39.0%      39.2%      39.6%     40.1%

Other
Net interest margin as a
   percentage of AEA                   4.70%      4.78%      4.72%     4.78%
Salaries and general operating
  expenses as a percentage of AMA(1) 1.72% 1.82% 1.73% 1.86% Net credit losses as a percentage of average:
     Finance receivables               0.48%      0.46%      0.44%     0.42%
     Commercial finance receivables    0.31%      0.30%      0.25%     0.24%
     Consumer finance receivables      1.17%      1.08%      1.16%     1.12%
     Consumer managed assets           1.01%      0.87%      1.01%     0.89%

Average Balances (in millions)
Average Stockholders' Equity         $ 2,875.6  $ 2,612.8  $ 2,804.6 $ 2,542.2
Average Finance Receivables          $21,082.1  $18,828.3  $20,549.5 $18,277.6
Average Earning Assets               $23,818.5  $20,669.9  $23,213.9 $19,946.7
Average Managed Assets               $26,750.8  $23,180.4  $25,969.2 $22,336.3

                               At September 30, At December 31, At September 30,
                                     1999            1998            1998
                                     ----            ----            ----
Credit Quality
60+ days contractual delinquency
   as a percentage of finance
   receivables
      Commercial                      1.24%          1.17%           1.26%
      Consumer                        4.19%          3.89%           3.30%
        Total                         1.81%          1.75%           1.67%
Total nonperforming assets as a
   percentage of finance
   receivables (2)                    1.35%          1.40%           1.34%
Reserve for credit losses as a
   percentage of finance
   receivables                        1.33%          1.33%           1.32%
Ratio of reserve for credit
   losses to trailing
   twelve-month net credit losses     3.21x          3.35x           3.27x

Capital and Leverage
Total debt to stockholders' equity
   and Company-obligated
   mandatorily redeemable preferred
   securities of subsidiary trust
   holding solely debentures of the
   Company                            6.33x          6.32x           6.16x
Total debt to stockholders'
   equity (3)                         6.95x          7.00x           6.84x

(1) "AMA" or "Average Managed Assets", represents the sum of average earning assets, which are net of credit balances of factoring clients, and the
      average  of  consumer  finance  receivables   previously  securitized  and
      currently managed by the Company.
(2) Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.
(3) Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)

MANAGED ASSETS BY SEGMENT & STRATEGIC BUSINESS UNIT
                             At September 30,  At December 31,  At September 30,
                                   1999              1998               1998
                                   ----              ----               ----
Equipment Financing:
  Finance receivables           $  8,745.9         $  8,497.6        $  8,060.3
  Operating lease equipment,
    net                              849.9              765.1             676.7
                                ----------         ----------        ----------
    Total                          9,595.8            9,262.7           8,737.0
                                ----------         ----------        ----------
Capital Finance:
  Finance receivables              1,598.3            1,655.4           1,662.0
  Operating lease equipment,
    net                            2,807.0            1,982.0           1,690.6
                                ----------         ----------        ----------
                                   4,405.3            3,637.4           3,352.6
  Liquidating portfolio*             324.9              466.9             497.5
                                ----------         ----------        ----------
    Total                          4,730.2            4,104.3           3,850.1
                                ----------         ----------        ----------

  Total Equipment Financing
    & Leasing                     14,326.0           13,367.0          12,587.1
                                ----------         ----------        ----------

Commercial Services                3,714.8            2,481.8           2,762.1
Business Credit                    1,726.9            1,477.9           1,545.5
Credit Finance                     1,173.6            1,036.5           1,049.9
                                ----------         ----------        ----------
  Total Commercial Finance         6,615.3            4,996.2           5,357.5
                                ----------         ----------        ----------

  Total Commercial Segments       20,941.3           18,363.2          17,944.6
                                ----------         ----------        ----------
Consumer Finance                   2,229.3            2,244.4           2,123.7
Sales Financing                    2,577.3            3,009.9           2,681.4
                                ----------         ----------        ----------
  Total Consumer Segment           4,806.6            5,254.3           4,805.1
                                ----------         ----------        ----------

Other - Equity Investments           115.8               81.9              87.3
                                ----------         ----------        ----------

  Total Financing and
     Leasing Assets               25,863.7           23,699.4          22,837.0
                                ----------         ----------        ----------
Finance receivables
   previously securitized:
     Consumer Finance                464.0              607.6             661.2
     Sales Financing               2,286.0            1,909.3           1,925.7
                                ----------         ----------        ----------
     Total                         2,750.0            2,516.9           2,586.9
                                ----------         ----------        ----------

   Total Managed Assets -
     Consumer Segment              7,556.6            7,771.2           7,392.0
                                ----------         ----------        ----------

   Total Managed Assets         $ 28,613.7         $ 26,216.3        $ 25,423.9
                                ==========         ==========        ==========
Sales Financing managed
   assets by product line:
      Recreation vehicles       $  1,894.1         $  1,884.6        $  1,786.4
      Manufactured housing         1,900.3            1,695.9           1,617.3
      Recreational boat              848.2            1,038.6             978.4
      Wholesale inventory
        financing                    220.7              300.1             225.1
                                ----------         ----------        ----------
                                $  4,863.3         $  4,919.2        $  4,607.2
                                ==========         ==========        ==========
*   Consists primarily of oceangoing maritime and project finance.

FEES AND OTHER INCOME            Three Months Ended           Nine Months Ended
                                   September 30,                September 30,
                              ------------------------     ---------------------
                                1999            1998          1999      1998
                                ----            ----          ----      ----
  Factoring commissions        $31.1           $24.8         $84.1     $70.4
  Fees and other income         36.2            24.8          87.5      69.0
  Gains on sales of
     leasing equipment          14.6            11.5          44.5      35.2
  Gains on securitizations        -              7.3           5.3      12.5
  Gains on sales of venture
    capital investments           -              0.6            -        9.0
                               -----           -----         -----      ----
                               $81.9           $69.0        $221.4    $196.1
                               =====           =====        ======    ======